Exhibit 99.4
Bear Stearns Series 2004-HE3
Aggregate Statement of Principal and Interest Distributions to
Certificateholders
for January 1, 2004 to December 31, 2004
Ending Principal
Class
Principal
Interest
Balance
R-1
0.00
0.00
0.00
I-A-1
103,611,057.54
2,541,547.90
137,943,942.46
I-A-2
0.00
533,037.34
35,792,000.00
II-A
38,168,180.68
1,348,529.08
76,572,819.32
M-1
0.00
517,501.43
33,071,000.00
M-2
0.00
561,228.11
27,809,000.00
M-3
0.00
160,341.58
7,265,000.00
M-4
0.00
195,110.40
8,017,000.00
M-5
0.00
191,435.66
7,516,000.00
M-6
0.00
256,644.37
6,765,000.00
M-7
0.00
418,202.43
11,023,578.68
R-2
0.00
0.00
0.00
CE
0.00
16,008,087.21
7,516,060.00
R-3
0.00
0.00
0.00
P
0.00
2,697,328.67
100.00
R-X
0.00
0.00
0.00